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                                                                    Ex. 99.29

                                     BYLAWS
                                       OF
                          HOLLINGSEAD INTERNATIONAL, INC.
                              a California corporation


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                                     ARTICLE I

                                      OFFICES

     SECTION 1.1 PRINCIPAL OFFICE. The board of directors shall fix, and from time to time may change, the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside such state, and the corporation has one or more business offices in such state, the board of directors shall fix and designate a principal business office in the State of California.

     SECTION 1.2 OTHER OFFICES. The board of directors may at any time, and from time to time as it deems appropriate, establish one or more branch or other subordinate offices at such place or places within or without the State of California where the corporation is qualified to do business.

                                    ARTICLE II

                                    DIRECTORS

     SECTION 2.1 EXERCISE OF CORPORATE POWERS. Except as otherwise provided by these bylaws, by the articles of incorporation of the corporation, or by the laws of the State of California now or hereafter in force, all corporate powers of the corporation shall be vested in and exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the board of directors.


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     SECTION 2.2  NUMBER.  The authorized number of directors of the corporation shall be three (3) until changed by a duly adopted amendment of the articles of incorporation or by an amendment of this Section 2.2.

     SECTION 2.3 NEED NOT BE SHAREHOLDERS. The directors of the corporation need not be shareholders of the corporation.

     SECTION 2.4 COMPENSATION. Directors shall not receive any stated salary or compensation for their services as directors or as members of any committee, but may receive such compensation for their services and such reimbursement for their expenses as may be fixed from time to time by resolution of the board of directors. Nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and from receiving compensation therefor.

     SECTION 2.5 ELECTION AND TERM OF OFFICE. Directors shall be elected at each annual meeting of the shareholders; provided that, if for any reason said annual meeting or any adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall begin immediately after their election and shall continue until the next annual meeting of the shareholders and until their respective successors are elected and qualified.


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     SECTION 2.6  VACANCIES.  Vacancies in the board of directors may be filled by a majority vote of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares represented at a duly held shareholders' meeting at which a quorum is present, or by the written consent of all of the outstanding shares; provided, however, that no director may be removed except by an order of court pursuant to Section 304 of the California Corporations Code, or by the shareholders pursuant to the provisions of Section 303 of the California Corporations Code. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

     If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, then either (1) any holder or holders of an aggregate of five percent or more of the total number of shares at the time outstanding having the right to vote for those directors may call a special meeting of shareholders, or (2) the superior court of the proper county shall, upon application of such shareholder or shareholders, summarily order a special meeting of shareholders, to be held to elect the entire board. The term of office of any director shall terminate upon that election of a successor.

     A vacancy or vacancies on the board of directors shall be deemed to exist in the event of the death, resignation, or removal of


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any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent of the shareholders, other than to fill a vacancy created by removal, shall require the consent of a majority of the outstanding shares entitled to vote.

     Any director may resign effective on giving written notice to the chairman of the board, if there be one, the president, the secretary, or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

     No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

                             ARTICLE III

                              OFFICERS

     SECTION 3.1 OFFICERS. The officers of the corporation shall be a president, a secretary and a chief financial officer, who may also be referred to as the treasurer. The corporation may also have such other officers, including a chairman of the board of directors, one or


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more vice presidents, one or more assistant secretaries and one or more assistant chief financial officers (or treasurers), as the board of directors shall determine. Any two or more of any such offices may be held by the same person.

     SECTION 3.2 ELECTION OF OFFICERS. The board of directors shall elect each of the officers of the corporation and, subject to any rights under a contract of employment, each of the officers shall serve at the pleasure of the board of directors.

     SECTION 3.3 SUBORDINATE OFFICERS. All officers of the corporation, except those whose duties are defined in these bylaws, shall have such authority and perform such duties as the board of directors may from time to time determine. In case of the absence, disability or death of either the secretary or the chief financial officer, the assistant secretary and the assistant chief financial officer shall, respectively, exercise all the powers and perform all the duties and be subject to all the restrictions upon the secretary and the chief financial officer.

     SECTION 3.4 COMPENSATION. The salary of the officers of the corporation and the manner and time of the payment thereof shall be fixed and determined by the board of directors.

     SECTION 3.5 RESIGNATION AND REMOVAL. Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.


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     Subject to the rights, if any, of any officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors.

     SECTION 3.6 VACANCIES IN OFFICE. A vacancy in any office of the corporation because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in Section 3.2 of these bylaws for regular appointments to that office.

                                     ARTICLE IV

                               CHAIRMAN OF THE BOARD

     SECTION 4.1 POWERS AND DUTIES. The chairman of the board of directors, if there be one, shall have the power to preside at all meetings of the board of directors and shall have such other powers and shall perform such other duties as these bylaws or the board of directors may from time to time prescribe.


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                                      ARTICLE V

                                      PRESIDENT

     SECTION 5.1 POWERS AND DUTIES. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the general manager and chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business, officers, agents, employees and property of the corporation. He shall preside at all meetings of the shareholders and in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws. Without limiting the generality of the foregoing, the president has the power to affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the board of directors or which, in the judgment of the president, should be executed on behalf of the corporation.

                                        ARTICLE VI

                                      VICE PRESIDENT

     SECTION 6.1 POWERS AND DUTIES. In case of the absence, disability or death of the president, the vice president, if one has been elected, shall exercise all the powers and perform all the duties of, and be subject to all the restrictions upon, the president. If


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there is more than one vice president, the order in which the vice presidents shall succeed to the powers and duties of the president shall be as fixed by the board of directors, or, in the absence of such designation by the board of directors, the order of succession shall be the same as the order of their election as vice president. The vice president, or vice presidents, as the case may be, shall each have such other powers and perform such other duties as may be granted or prescribed by the board of directors or these bylaws.

     SECTION 6.2 PRESIDENT PRO TEMPORE. If neither the chairman of the board, the president nor any vice president is present at any meeting of the board of directors, an officer of the corporation may be chosen by the board of directors to be president pro tempore to preside and act at such meeting. If neither the president nor any vice president is present at any meeting of the shareholders, an officer of the corporation may be chosen by the shareholders to be president pro tempore to preside at such meeting.

                                    ARTICLE VII

                                     SECRETARY

     SECTION 7.1 POWERS AND DUTIES. The secretary shall keep, or cause to be kept, at the principal executive office of the corporation, or such other place as the board of directors may direct, a book of minutes of all meetings and written actions without a meeting of the directors, the committees of directors, and the shareholders with the time and place of holding, whether annual, regular, special, or adjourned, and if special, how authorized, the notice thereof given, the


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names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

     The secretary shall keep, or cause to be kept, at the principal executive office of the corporation, or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or duplicate share register, showing the names of the shareholders and their addressses, the number of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall keep, or cause to be kept, a supply of certificates for shares of the corporation, shall fill in, or cause to be filled in, all certificates issued, and shall make, or cause to be made, a proper record of each such issuance; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or agents.

     The secretary shall transfer, or cause to be transferred, upon the share books of the corporation any and all shares of the corporation; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or agents, and the method of transfer of each certificate shall be subject to the


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reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further, that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 12.1 hereof.

     The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by law or by these bylaws to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

                                     ARTICLE VIII

                               CHIEF FINANCIAL OFFICER

     SECTION 8.1 POWERS AND DUTIES. The chief financial officer shall supervise and control the keeping and maintaining of adequate and correct books and records of the accounts of the corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall, at all reasonable times, be open to inspection by any director.

     The chief financial officer shall have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the corporation and, at his discretion, shall cause any or


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all thereof to be deposited in the name and for the account of the corporation with such depository or depositories as may be designated from time to time by the board of directors. He shall receive or cause to be received, and shall give or cause to be given, receipts and acquittances for moneys paid in for the account of the corporation, and shall disburse, or cause to be disbursed, the funds of the corporation as may be directed by the board of directors, taking proper vouchers for such disbursements. He shall render to the president and to the board of directors, whenever they may require, an account of all his transactions as the chief financial officer and of the financial condition of the corporation.

     He shall also have such other powers and do and perform all such other duties as may be required by the board of directors or these bylaws.


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                                     ARTICLE IX

                                     COMMITTEES

     SECTION 9.1 COMMITTEES OF DIRECTORS. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate and appoint members to one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may likewise appoint one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, or in these bylaws, shall have all the authority of the board, except with respect to:

          (a) the approval of any action which, under the California Corporations Code, also requires shareholders' approval or approval of the outstanding shares;

          (b) the filling of vacancies on the board of directors or in any committee;

          (c) the fixing of compensation of the directors for serving on the board or on any committee;

          (d) the amendment or repeal of bylaws or the adoption of new bylaws;

          (e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

          (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or


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          (g)  the appointment of any other committees of the board of directors or the members thereof.

     SECTION 9.2 MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article XI hereof, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that a committee need not have a regular meeting after the adjournment of the annual shareholders' meeting; the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                     ARTICLE X

                             MEETINGS OF SHAREHOLDERS

     SECTION 10.1 PLACE OF MEETINGS. Meetings (whether annual, special or adjourned) of the shareholders of the corporation shall be held at the principal executive office of the corporation as specified in Section 1.1 hereof, or at such other place within or without the State of California that has been designated from time to time by resolution of the board of directors or by written consent of all the shareholders entitled to vote thereat.


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     SECTION 10.2  ANNUAL MEETINGS.  The annual meeting of the shareholders shall be held each year on a date and at a time designated by the board of directors, provided that the date so designated shall be within five (5) months after the end of the fiscal year of the corporation, and within fifteen (15) months after the last annual meeting. Annual meetings shall be held for the purpose of electing directors, making reports of the affairs of the corporation and transacting such other business as may come before the meeting.

     SECTION 10.3 SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the president, by the board of directors, the chairman of the board of directors, if there be one, or by one or more shareholders holding in the aggregate not less than 10% of the voting power of the corporation.

     Upon written request delivered in person or by registered or certified mail to the chairman of the board, if there be one, the president, any vice-president or the secretary by any persons (other than the board of directors) entitled to call a meeting of shareholders, specifying the date and time of such meeting and the general nature of the business proposed to be conducted, such officer shall forthwith cause notice, in accordance with
Section 10.4 hereof, to be given to all the shareholders entitled to vote at such a meeting that a meeting will be held at a time requested by the person or persons calling the meeting, which shall not be less than thirty-five (35) nor more than sixty (60) days after the receipt of such request. If the notice is not given within twenty (20) days after receipt of such notice, the person or persons requesting the meeting may give the notice. Nothing in this


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paragraph of Section 10.3 shall be construed as limiting, affecting, or fixing the time of holding a shareholders' meeting called by action of the board of directors.

     SECTION 10.4 NOTICE OF MEETINGS. Notice of any meeting of shareholders (annual or special) shall be given shareholders entitled to vote at that meeting by the secretary, assistant secretary or by such other person as may be charged with that duty, or if there be no such officer or person, or in case of his neglect or refusal, by any director or shareholder. Notice shall be given by the corporation to any shareholder either personally or by first-class mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or at such other address given by him to the corporation for the purpose of notice. If no such address appears on the corporation's books or none is provided by the shareholder, notice shall be deemed to have been given to the shareholder if sent by mail or other means of written communication addressed to the shareholder at the place where the principal executive office of the corporation is situated, or if published at least once in a newspaper of general circulation in the county in which said office is located. Any notice shall be deemed to have been given when personally delivered or deposited in the United States mail, postage prepaid, and addressed as hereinbefore provided or when actually sent by other means of written communication.

     If any notice addressed to a shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to


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indicate that the Service is unable to deliver the notice to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder upon written demand at the principal executive office of the corporation for a period of one year from the date of the giving of such notice or report to all other shareholders. An affidavit of the mailing or other means of giving notice of any shareholders' meeting shall be executed by the secretary, assistant secretary, or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the corporation's minute book.

     Notice of any meeting of shareholders shall be given to each shareholder entitled thereto not less than ten (10) nor more than sixty (60) days before the date of such a meeting. Notice of any meeting of shareholders shall specify the place, the day and the hour of the meeting and (i) in the case of special meetings, the general nature of the business to be transacted, or
(ii) in the case of an annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, the board of directors intends to present for election. If action is proposed to be taken at any meeting with respect to any matter to which Sections 310 (directors' conflicts of interest), 902 (amendment of articles of incorporation), 1201 (merger, exchange or sale-of-assets reorganizations), 1900 (voluntary dissolution), or 2007 (plan of distribution on dissolution) of the California Corporations Code


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applies, the notice shall also state the general nature of that proposal.

     SECTION 10.5 WAIVER OF NOTICE AND CONSENT TO SHAREHOLDERS' MEETING. The transactions of any meeting of shareholders (annual, special or adjourned), however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, who was not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof; provided, that if action is taken or proposed to be taken for approval of any of those matters specified in the last sentence of Section 10.4 hereof, the written waiver, consent to holding the meeting or approval of the minutes shall specify the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance by a person at a meeting shall constitute a waiver of that person's right to notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice of the meeting, but not so included, if that objection is expressly made at the meeting.

     SECTION 10.6  QUORUM.  The presence in person or by proxy of


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the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business at that meeting. Shares shall not be counted to make up a quorum for the meeting if the voting of those shares at the meeting has been enjoined or if for any reason they cannot be lawfully voted at the meeting. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, but no action other than adjournment may be taken unless approved by a majority of the shares necessary to constitute a quorum.

     SECTION 10.7 ADJOURNED MEETINGS. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum no other business may be transacted at that meeting, except as provided in Section
10.6. When a meeting is adjourned for more than forty-five (45) days, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 10.4. Except as aforesaid, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

     SECTION 10.8 VOTING RIGHTS. Except as otherwise provided in Sections 702-704 of the California Corporations Code (shares held by a


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fiduciary, in the name of a corporation, or in joint ownership), only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day fifteen (15) days prior to any meeting of shareholders or action without a meeting, or on such other day as may be fixed by the board of directors for the determination of shareholders of record, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting or action without a meeting, shall be entitled to notice of any meeting, to vote at such meeting, or give this consent to action without a meeting. Except as provided in Section 708 of the California Corporations Code and Section 10.11 of these bylaws, each share shall be entitled to one vote. A fraction of a share shall not be entitled to any voting rights whatsoever.

     SECTION 10.9 VOTING. The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than the election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote on any matter (other than the election of directors) of a majority of the shares represented at the meeting and entitled to vote shall be the act of the shareholders, unless the vote


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of a greater number or voting by classes is required by the California
Corporations Code or by the articles of incorporation.

     SECTION 10.10 SHAREHOLDER ACTION BY WRITTEN CONSENT. Any action which may be taken at any meeting (annual, special or adjourned) of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided that, except in the case of a vacancy created by removal, a director may be elected at any time to fill a vacancy on the board of directors that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporation records. When written consents are given with respect to any shares, they shall be given by, and accepted from, the persons in whose names such shares stand on the books of the corporation, or their proxies, at the time provided in Section 10.8 above. Any shareholder giving a written consent, or his proxy, or his transferee or personal representative, or their respective proxies, may revoke the written consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the


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proposed action have been filed with the secretary of the corporation, but may not do so thereafter.

     If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders has not been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting, to those shareholders entitled to vote who have not consented in writing. In the case of approval of actions to which Section 310, 317, 1201, or 2007 of the California Corporations Code applies, the notice shall be given at least ten
(10) days before the consummation of the action authorized by that approval.

     SECTION 10.11 ELECTION OF DIRECTORS. Provided a shareholder has given notice, prior to the commencement of the voting for the election of directors of his intention to cumulate votes, any shareholder entitled to vote at any election of directors may cumulate his votes for any candidate whose name has been placed in nomination prior to commencement of the voting and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among as many candidates as he thinks fit. If any shareholder has given notice of his intention to cumulate his votes, then every shareholder entitled to vote may cumulate his votes for candidates in nomination. The candidates receiving the highest number of affirmative votes up to the number of directors to be elected shall be, and be declared, elected. Votes cast against a director and votes withheld shall have no legal effect. Elections for directors need


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not be by ballot except upon demand made by a shareholder who holds shares entitled to vote at the meeting and before the voting begins.

     SECTION 10.12 PROXIES. Every person entitled to vote shall have the right to do so by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation. Except in the case of proxies identified as irrevocable proxies, the revocability of which is governed by Sections 705(e) and 705(f) of the California Corporations Code, a validly executed proxy shall remain in full force and effect until either (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy, or (ii) receipt by the corporation, before the vote pursuant to that proxy is counted, of written notice of the death or incapacity of the maker of that proxy; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided on the proxy.

                                    ARTICLE XI

                              MEETINGS OF DIRECTORS

     SECTION 11.1 PLACE OF MEETINGS. Meetings (whether regular, special or adjourned) of the board of directors of this corporation shall be held at the principal executive office of the corporation, as specified in Section 1.1 hereof, or at such other place within or without the State of California which has been designated in the notice of the meeting. Any meeting (regular, special or adjourned) may be held


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by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all participating directors shall be deemed to be present in person at the meeting.

     SECTION 11.2 REGULAR MEETINGS. Regular meetings of the board of directors shall be held promptly after the adjournment of each annual meeting of the shareholders and at such other times as may be designated from time to time by resolution of the board of directors. Notice of regular meetings shall not be required, unless the meeting is to be held at a place other than the principal executive office of the corporation, as specified in Section
1.1 hereof, in which case notice of the different meeting place shall be given in the same manner as that specified below for giving notice of special meetings.

     SECTION 11.3 SPECIAL MEETINGS. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, if there be one, the president, any vice president, the secretary, or by any two or more of the directors.

     SECTION 11.4 NOTICE OF SPECIAL MEETINGS. Notice of the time and place of special meetings of the board of directors shall be delivered personally or by telephone or sent by first-class mail or by other form of written communication, charges prepaid, addressed to each director at that director's address as it appears on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone, telegram, telex or similar means of communication, it shall


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

be delivered personally, by telephone, or to the common carrier for transmission at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

     SECTION 11.5 ADJOURNED MEETINGS. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting of the board of directors to another time and place. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place of holding the adjourned meeting shall be given in the manner specified in
Section 11.4, to the directors who were not present at the time of the adjournment.

     SECTION 11.6 QUORUM. Except to adjourn as provided in Section 11.5 hereof, a majority of the authorized number of directors shall constitute a quorum of the board of directors for the transaction of business; provided, however, that if and for so long as the authorized number of directors is one, one director shall constitute a quorum. Subject to the provisions of Sections 310, 311 and 317(e) of the California Corporations Code, every act or decision done or made by not less than a majority of the directors present at a meeting duly held and at which a quorum is present shall be regarded as an act of the board of directors. A meeting at which a quorum is initially present


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may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

     SECTION 11.7 WAIVER OF NOTICE AND CONSENT. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though transacted at a meeting duly held after regular call and notice, if a quorum is present and if either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall be deemed given to any director who attends a meeting without protesting, either before or at its commencement, the lack of notice to such director.

     SECTION 11.8 WRITTEN CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of such directors at a meeting duly called and noticed. Each such written consent or consents shall be filed with the minutes of the proceedings of the board of directors.

                              ARTICLE XII

                           SHARES OF STOCK

     SECTION 12.1 CERTIFICATES OF STOCK. There shall be issued to each holder of fully paid shares of the corporation a certificate or


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

certificates for such shares. Every such certificate shall be signed in the name of the corporation by the chairman of the board of directors or the president or any vice president and by the secretary or an assistant secretary or the chief financial officer or any assistant chief financial officer of the corporation and countersigned by a transfer agent of the corporation (if the corporation shall then have a transfer agent) and registered by the registrar of the shares of the corporation (if the corporation shall then have a registrar).

     SECTION 12.2 LOST CERTIFICATES. The board of directors may by resolution provide that in the event any certificate or certificates for shares or any other security of the corporation shall be alleged to have been lost, stolen or destroyed, no new certificate or certificates shall be issued in lieu thereof until an indemnity bond in such form and in such amount as shall be approved by the board of directors shall have been furnished. The board of directors may adopt such other provisions and restrictions with reference to lost certificates as it shall in its discretion deem appropriate.

                              ARTICLE XIII

                            SUNDRY PROVISIONS

     SECTION 13.1 INSTRUMENTS IN WRITING. All checks, drafts, demands for money and notes of the corporation, and all written contracts of the corporation, shall be signed or endorsed by such officer or officers, agent or agents, as provided in these bylaws or as the board of directors may designate from time to time by resolution. No officer, agent or employee of the corporation shall have power to bind the corporation by contract or otherwise unless authorized to do


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

so by these bylaws or by the board of directors.

     SECTION 13.2 FISCAL YEAR. The board of directors may by resolution adopt for the corporation a fiscal year other than the calendar year, and may by resolution change the same from time to time.

     SECTION 13.3 SHARES HELD BY THE CORPORATION. Shares in other corporations standing in the name of the corporation may be voted or represented and all rights incident thereto may be exercised on behalf of the corporation by any officer of this corporation authorized so to do by resolution of the board of directors, or in the absence of such a resolution, by the chairman of the board of directors, the president or any vice president.

     SECTION 13.4 ANNUAL REPORT. The annual report to shareholders referred to in Section 1501 of the California Corporations Code is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.

     SECTION 13.5 INDEMNIFICATION. The corporation shall, to the maximum extent permitted by the California Corporations Code, have the power to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation, and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law. For purposes of this Section 13.5, an "agent" of the corporation includes any person


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who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

                                  ARTICLE XIV

                     CONSTRUCTION OF BYLAWS WITH REFERENCE TO
                               PROVISIONS OF LAW

     SECTION 14.1 BYLAW PROVISIONS ADDITIONAL AND SUPPLEMENTAL TO PROVISIONS OF LAW. All restrictions, limitations, requirements and other provisions of these bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

     SECTION 14.2 BYLAW PROVISIONS CONTRARY TO OR INCONSISTENT WITH PROVISIONS OF LAW. Any article, section, subsection, subdivision, sentence, clause or phrase of these bylaws which, upon being construed in the manner provided in Section 14.1 hereof, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law remain in effect, but such result shall not affect the validity or applicability of any other portions of these bylaws, it being hereby declared that these bylaws would have been adopted and each article, section, subsection, subdivision, sentence,


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

clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

     SECTION 14.3 CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions in the California Corporations Code shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person. All references in these bylaws to the California Corporations Code or to sections of the Code shall be deemed to be to such Law or sections as they may be amended and in effect and, if renumbered, to such renumbered provisions at the time of any action taken under the bylaws.


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

                                  ARTICLE XV

                   ADOPTION, AMENDMENT OR REPEAL OF BYLAWS

     SECTION 15.1 BY SHAREHOLDERS. New bylaws may be adopted, and these bylaws may be amended or repealed by the vote or written assent of shareholders entitled to exercise a majority of the voting power of the corporation.

     SECTION 15.2 BY THE BOARD OF DIRECTORS. Subject to the right of shareholders to adopt, amend or repeal bylaws, bylaws other than a bylaw or amendment thereof changing the authorized number of directors may be adopted, amended or repealed by the board of directors. A bylaw adopted by the shareholders may limit or restrict the power of the directors to adopt, amend or repeal bylaws, or may deprive them of the power.


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